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                                                                 EXHIBIT 10.11.2

XXXing Requested by and              )
XXX Recorded Mail to:                )

Public Employees' Retirement System  )
     of Nevada                       )
693 West Nye Lane                    )
Carson City, Nevada 89701            )


_______________________________________________________________________________
                   (Space above this line for Recorder's Use)

        LEASE AMENDMENT, ESTOPPEL CERTIFICATE AND CONSENT TO ASSIGNMENT
                                  (HAM LEASE)

TO: Public Employees' Retirement System of Nevada ("PERS"); Fremont and Third Limited Partnership, a Nevada limited partnership ("Fremont"); Sundance Hotel Group Limited Partnership, a Nevada limited partnership ("Sundance"); and Lincoln Management Company South, a Nevada corporation ("Lincoln"), as general partner of Fremont and Sundance.

RE: Lease dated March 4, 1976, by and between M. B. Dalitz Revocable Trust, as successor in interest to M. B. Dalitz, who, in turn, was successor in interest to Nevada Building Company, as lessee (said M. B. Dalitz Revocable Trust being hereinafter referred to as "Lessee"), and A. W. Ham, Jr., as Trustee Under the Wills of A. W. Ham and Alta M. Ham, Deceased, as lessor (hereinafter referred to as "Lessor"), for a term of sixty-two (62) years and seven (7) months, which Lease (with an Addendum thereto dated as of the date thereof), Lessee hereby represents to Lessor, was recorded on March 10, 1976, in Book 602 as Document No. 561142; said Lease having been amended by that certain Amendment to Ham Ground Lease dated December 20, 1982, which Amendment, Lessee hereby represents to Lessor, was recorded on January 5, 1983 in Book 1669 as Document No. 1628018, and that certain Amendment to Lease dated December 30, 1982, which Amendment, Lessee hereby represents to Lessor, was recorded on December 30, 1982 in Book 1667 as Document No. 1626307, said Lease, as amended by said Amendments, being hereinafter referred to as the "Lease"; said Lease covering the premises located in Las Vegas, Clark County, Nevada more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (the "Premises").

Gentlemen:

     The undersigned certifies and represents unto PERS, Fremont, Sundance, and Lincoln, in respect of the Lease, as follows:


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     (i) The undersigned is owner of record of the Premises, and certifies such that he is duly authorized to execute and deliver this Lease Amendment, Estoppel Certificate and Consent to Assignment.

     (ii) The undersigned is the current Lessor under the Lease, and certifies that he has not assigned or agreed to assign his interest as Lessor under the Lease in whole or in part. The current address for notices, demands, and communications to the Lessor under the Lease is as follows:

          A.W. Ham, Jr., as Trustee
          Under the Wills of A.W. Ham
          and Alta M. Ham, Deceased
          P.O. Box 790
          Las Vegas, Nevada 89125

     (iii) To the best knowledge of the undersigned, the M. B. Dalitz Revocable Trust is the current Lessee under the Lease and is entitled to all rights and benefits of the Lessee under the Lease.

     (iv) The Leased Property is the Premises as set forth above.

     (v) Attached hereto as Exhibit "B", and incorporated herein by this reference, is a true, correct and complete copy of the Lease, as in affect as of the date hereof; and the Lease constitutes the entire agreement between Lessor and Lessee and has not been in any respect modified, altered or amended, except as set forth above.

     (vi) The Lease is in full force and effect, and, to the best of Lessor's knowledge and belief, the Lessee is not in any respect in default under the terms and provisions of the Lease (nor is Lessor aware of any fact or condition which, with notice or the passage of time or both, will become such a default); provided, however, that Lessor does not waive its right to assert a default under the terms and provisions of the Lease for any default occurring after the date hereof. In the event that, unbeknownst to Lessor, Lessee is in fact in default under the Lease as of the date hereof, Lessor's remedies with respect to any such existing default shall be limited to an action for damages and/or specific performance against Lessee and/or Fremont, and Lessor shall not terminate the Lease on account of any such existing default.

     (vii) Lessee has accepted possession of the Premises and is paying rent on a current basis.


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     (viii) The term of the Lease commenced on June 1, 1976, XXX subject to the terms and conditions of the Lease, will end on December 31, 2038.

     (ix) The rent under the Lease is currently $14,927.84 XXX month, subject from time to time to adjustment as provided in XXX Lease and as provided for below. Such amount is to be paid to XXX party and at the place set forth in (ii) above, subject to XXX of such party and place as provided in the Lease. Without limitation of any other payment or other obligations of Lessee under the Lease, Lessee also must pay all real property taxes assessed against the Premises.

     (x) To the best of Lessor's knowledge and belief, Lessor has no present set-offs, claims or defenses to the enforcement of the Lease and no present reason, claim, or grounds to terminate the Lease or declare a default thereunder. In the event that, unbeknownst to Lessor, Lessor in fact has a present set-off, claim or defense to the enforcement of the Lease or a present reason, claim, or ground to terminate the Lease or declare a default thereunder as of the date hereof, Lessor's remedies with respect to the enforcement of any same shall be limited to an action for damages and/or specific performance against Lessee and/or Fremont, and Lessor shall not terminate the Lease on account thereof.

     (xi) The sum of $14,927.84, as and for rent, and the sum of $0, as and for other charges, have been paid by Lessee in advance for the period from August 1, 1987 to August 31, 1987.

     (xii) No portion of any security deposit has been applied to cure any default under the Lease.

     (xiii) To the best of Lessor's knowledge and belief, (a) there are no uncured defaults by Lessee under the Lease, and (b) the insurance presently maintained by the Lessee complies with all requirements of the Lease.

     (xiv) Lessor hereby approves and consents to the assignment of Lessee's interest in the Premises and Lessee's interest in the Lease by Lessee to Fremont; provided, however, that such approval and consent shall not release any obligation of Lessee or any other person or entity under the Lease, that, notwithstanding such approval and consent, Lessee and any other persons and entities liable under the Lease shall remain fully liable for the obligations of the Lessee under the Lease during the remaining term of the Lease, and that Fremont shall assume the obligations of the Lease as hereinafter provided for from and after the effective date of Lessee's assignment to Fremont to and until such time as Fremont shall properly assign (after obtaining any consent or approval from Lessor that may then be required under the Lease) its interest in the Premises and the Lease, at

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which time Fremont shall be released and discharged from any and all obligations of the Lease that may thereafter accrue and any further obligation to Lessor that may thereafter arise; and provided further that no such release and discharge of Fremont from said Lease obligations and no such consent and approval by Lessor to such an assignment by Fremont of its interest in the Premises and the Lease shall release any obligation of Lessee under the Lease.

     (xv) Lessor's consent to and approval of said assignment shall in no manner be construed to constitute a subordination of or agreement to subordinate Lessor's reversionary interest in the Premises or a waiver or modification of any rights of Lessor under the Lease and, in particular, and without limitation of the foregoing, shall not be deemed a waiver of (a) the provisions of the Lease that generally prohibit assignments, subleases and other transfers of interests under the Lease or of the applicability of said provisions to any other or future transaction, or (b) the provisions of the hereinabove-mentioned Amendment to Ham Ground Lease that provide, inter alia, for PERS to maintain at all times a $1,000,000.00 cash fund as security for the performance of Lessee's obligations under the Kramer, Ham and Masons Ground Leases (as defined in said Amendment to Ham Ground Lease), it being expressly understood and agreed that said $1,000,000.00 cash fund shall remain in existence, in accordance with the requirements of said Amendment to Ham Ground Lease, at all times during the remaining term of the Lease.

     (xvi) Lessor has been advised that Lessee intends to sell and assign Lessee's right, title and interest in and to, among other things, that complex commonly known as the Sundance Hotel and Casino, Las Vegas, Nevada (the "Sundance Property") (including, without limitation, all of Lessee's right, title and interest in the leasehold estate in the Premises pursuant to the Lease, except that Lessee shall continue to remain liable to Lessor under the Lease) to Fremont pursuant to a certain Purchase Agreement (hereinafter, "the Purchase Agreement") a copy of which Purchase Agreement, as amended, has been furnished to Lessor, and Lessor has been further advised that PERS and Fremont have required the delivery of this Lease Amendment, Estoppel Certificate and Consent to Assignment by the Lessor in connection with such acquisition. However, it is understood and agreed that, notwithstanding anything to the contrary in Section 3 of the Purchase Agreement, as amended, or otherwise, Lessor's execution of this Lease Amendment, Estoppel Certificate and Consent to Assignment shall not constitute an agreement on the part of Lessor to consent to any further amendment to or assignment, sublease or other transfer of the Lease, any refinancing of any indebtedness relating to the Premises or any other transaction other than Lessee's assignment of the Lease to Fremont as contemplated herein and the amendment to the Lease hereunder to increase the basic monthly rental under the lease, as provided for below, and Lessee,

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Fremont and all other signatories hereto and persons and entities mentioned herein, by signing or accepting the benefits of this document, acknowledge and agree that Lessor is undertaking no obligation to agree to any such thing.

          (xvii) So long as the same may be lawful, Lessor approves of the nature and the use, as a hotel and gambling casino with related restaurant and bar facilities, of all improvements placed on the Premises and related property, including the contiguous nature of the Sundance Hotel and Casino and the parking structure, and the Pioneer Citizen's Bank of Nevada building, and their use in conjunction with adjacent properties.

         In consideration for Lessor's consenting hereunder to the assignment of Lessee's interest in the Premises and the Lease to Fremont, it is agreed by Lessor, Lessee and Fremont that, effective on the date as of which said assignment becomes effective:

          (a) The basic monthly rental under the Lease shall be increased from $14,927.84 to $15,301.04, subject to further increase or decrease as and when provided for in paragraph 1 of the Addendum dated March 4, 1976 (hereinafter referred to as "the Addendum") that constitutes part of the Lease;

          (b) For purposes of applying, from and after the date as of which said assignment becomes effective, the provisions of paragraph 1 of the Addendum (pertaining to cost-of-living increases in the basic monthly rental under the lease), the base rental for the period commencing June 1, 1979 that is referred to in the Addendum shall be deemed to be $7,687.50 per month (but the base Consumer Price Index of 166.3 referenced in the Addendum shall not be adjusted or otherwise affected by reason thereof); and

          (c) For purposes of applying, from and after the date as of which said assignment becomes effective, the provisions of paragraph 1 of the Addendum pertaining to the minimum basic monthly rental under the Lease, the minimum base rent under the Lease shall be deemed to be $7,687.50 per month.

In the event that Lessee's assignment to Fremont shall become effective on other than the first day of a calendar month, then the increase in the basic monthly rental provided for in subparagraph (a) of this paragraph shall be prorated for that month based on the number of days in that month occurring on or after the date on which such assignment becomes effective. Except as amended by this paragraph, the Lease shall remain in full force and effect in accordance with its terms.

          As required by Sections 3 and 12 of the Purchase Agreement by and between Fremont as "Buyer" and Lessee as "Seller"

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for the purchase and sale of the Sundance Property, the increase in the basic monthly rental under the Lease from $14,927.84 to $15,301.04, or $373.20, and any increase or decrease allocable to the amount of said increase in the basic monthly rental as and when provided for in paragraph 1 of the Addendum, shall be off-set monthly by Fremont against monthly rent due and payable to Lessee pursuant to Section 12.02.5 of the Purchase Agreement and the Parking Lot Lease, which off-set shall be provided for by Amendment to Section 12.02.5 of the Purchase Agreement and by the terms of the Parking Lot Lease for corresponding reductions of the monthly rental payment by Fremont as "Buyer" to Lessee as "Seller" pursuant to the Parking Lot Lease. The provisions of the preceding sentence are matters between Lessee and Fremont that shall be of no concern to Lessor and shall not affect either Lessee's or Fremont's liability (as elsewhere provided for herein) for the payment of the full rental that may be payable from time to time under the Lease, as amended hereby.

          Lessor makes the above statements for the benefit and protection of Fremont, Sundance and Lincoln, knowing that they will rely on the same in acquiring the right, title, and interest of Lessee in and to the leasehold estate upon the Premises pursuant to the Lease and that PERS will rely on the same in approving Fremont's acquisition of the Sundance Property under the Purchase Agreement subject to certain indebtedness to PERS on the Premises. However, this Lease Amendment, Estoppel Certificate and Consent to Assignment shall be effective upon, and only upon, the delivery to Lessor of an original or counterparts hereof duly executed by all persons and entities whose signatures are provided for below. This document may be executed in one or more counterparts, each of which shall be deemed an original hereof, and all of which together shall constitute one and the same document.

          DATED as of September 23, 1987.

                                        LESSOR:



                                        /s/ A.W. Ham, Jr., as Trustee
                                        ------------------------------------
                                        A.W. Ham, Jr., as Trustee
                                        Under the Wills of A.W. Ham
                                        and Alta M. Ham, Deceased





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